UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2019

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On March 11, 2019, the Compensation Committee of our Board of Directors approved adjustments to the salaries, effective as of April 1, 2019, for each of Gregory Woods, our President and Chief Executive Officer, David Smith, our Vice President, Chief Financial Officer and Treasurer, Michael Morawetz, our Vice President – EMEA, Michael Natalizia, our Vice President and Chief Technology Officer, and Stephen M. Petrarca, our Vice President – Operations, as follows:

Name	Annual Salary, Effective as of April 1, 2019
Gregory Woods	$435,000
David Smith	$296,500
Michael Morawetz	$238,685	(1)
Michael Natalizia	$235,000
Stephen Petrarca	$197,500

(1)	Cash compensation paid to Mr. Morawetz is paid in Euros. The amount reported above was converted to U.S. dollars at an assumed exchange rate of approximately €1:$1.16.

ITEM 8.01	OTHER ITEMS.

On March 11, 2019, our Board of Directors fixed June 4, 2019 as the date of our 2019 annual meeting of shareholders (the “Annual Meeting”). The record date for the Annual Meeting will be April 12, 2019. Further details regarding the Annual Meeting will appear in our 2019 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: March 15, 2019	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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